                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549



                                      FORM 8-K



                                   CURRENT REPORT


                      Pursuant to Section 13 or 15 (d) of the
                          Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  DECEMBER 15, 1997


                              PRIME GROUP REALTY TRUST
               (Exact name of Registrant as specified in its Charter)





     MARYLAND                         1-13589               36-4173047
(State or other jurisdiction of    (Commission File    (I.R.S. Employer
incorporation or organization)         Number)         Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois           60601
     (Address of principal executive offices)               (Zip Code)

                                   (312) 917-1300
                (Registrant's telephone number, including area code)

                                        N/A
                          (Former name or former address,
                           if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

   On December 15, 1997, Prime Group Realty Trust (the "Company") acquired the first mortgage note encumbering the office property known as Continental Towers, which consists of three Class A, 12-story office towers that contain 916,000 square feet of rentable space (approximately 98% leased), located in Rolling Meadows, Illinois. The first mortgage note, which has a current face value of $163.0 million and an interest rate of 12.5% (6.5% pay rate and an additional 6.0% accrual rate), was purchased for $108.0 million from an institutional lender with borrowings from the Company's $235.0 million line of credit with various financial institutions ("Credit Facility"). An affiliate of the Company will assume management and leasing responsibility for the property pursuant to a 15-year management, redevelopment and leasing contract that provides the Company with operating control of the property.

   On December 16, 1997, the Company acquired the first mortgage note encumbering the office property known as 180 North LaSalle Street, which is a 39-story building that contains 729,000 square feet of rentable space, including 15,000 square feet of retail space, is currently approximately 83% leased and is located in Chicago, Illinois. The first mortgage note, which has a current face value of $63.0 million and an interest rate of 8.25%, was purchased from a third party for approximately $51.2 million in cash from the Credit Facility and $5.0 million in common units of Prime Group Realty, L.P. (the "Operating Partnership"). In addition, the Company purchased an option, exercisable until July 30, 2000, to buy the existing $85.0 million second mortgage on the property for 220,000 common units of the Operating Partnership (subject to certain adjustments) and has an option to purchase the equity ownership of the property beginning after February 15, 2004. The Company will also provide property management and leasing services for the property pursuant to a 10-year management and leasing contract.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements Under Rule 3-14 of Regulation S-X

The Company has determined that it is impractical at this time to file audited financial statements of Continental Towers and 180 N. LaSalle for the year ended December 31, 1996 and the nine months ended September 30, 1997, as prescribed by Rule 3-14 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than February 27, 1998.

(b) Pro Forma Financial Statements

The Company has determined that it is impractical at this time to file pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than February 27, 1998.

(c) Exhibits

Exhibit
  No.                          Description
-------                        -----------

*2.1 Loan Purchase Agreement by and between General Electric Capital Corporation and Great Oak LLC, as Sellers, and Prime Group Realty, L.P., as Purchaser

*2.2 Loan Purchase Agreement by and between Prime Group Realty, L.P., as Purchaser, and Allstate Life Insurance Company, as Seller

-----------
* To be filed by amendment

                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PRIME GROUP REALTY TRUST
                              ------------------------
                              Registrant

                              /s/  William M. Karnes
                              ------------------------
                              William M. Karnes
                              Executive Vice President and
                              Chief Financial Officer

Date:  December 29, 1997